PURCHASE AND SALE AGREEMENT

THIS AGREEMENT made and entered into as of the 19th day of December, 1996, by and between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, having its principal address c/o The Real Estate Investment Group, John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117 (hereinafter "Seller"), and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership, having an office address at 9100 Wilshire Boulevard, Suite 700 East, Beverly Hills, California 90212 (hereinafter "Buyer");

                           WITNESSETH THAT:

   WHEREAS, Seller is the owner of the premises known as 10350 Santa Monica Boulevard, Los Angeles, California, containing approximately 17,600 square feet of land improved with a building containing approximately 42,510 square feet of space ("the Premises"), more particularly described on Exhibit A attached hereto and made a part hereof, and subterranean and surface parking for approximately 99 automobiles, landscaping and other amenities, and certain tangible and intangible personal property (collectively, the "Property"); and

   WHEREAS, Buyer desires to purchase the Premises and acquire possession thereof in accordance with the terms and conditions hereinafter set forth.

   NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth the parties hereto mutually agree as follows:

   1. Purchase Price. The Premises are to be sold to Buyer for the sum of Four Million Three Hundred Thousand dollars
   ($4,300,000.00) ("the Purchase Price"), which Buyer shall pay to Seller on the Date of Closing by wiring immediately available Federal funds to such bank account as may be designated by Seller.

   2. Deposit. Buyer shall deposit with Title Company (as hereinafter defined) as escrow agent $100,000.00 by official bank cashier's check or federal wire transfer of funds simultaneously with the execution of this Agreement as a good faith deposit (hereinafter, said deposit and such interest as is earned thereon shall be referred to as "the Deposit"), which Deposit shall be disposed of in the manner herein provided. If Buyer performs all of its obligations under this Agreement, the Deposit shall either be applied against the Purchase Price or returned by escrow agent to Buyer on the Date of Closing, as hereinafter provided. If Seller shall be unable to deliver title and possession, as hereinafter provided, or if Buyer shall fail to perform any of its agreements hereunder, the Deposit shall be disposed of in the manner hereinafter provided.

   3. Closing. Subject to the provisions of this Agreement, the grant deed representing fee title to the Premises shall be delivered at 9 o'clock A.M., P.S.T., on December 30, 1996 ("the Date of Closing" or "Closing"), at the offices of Chicago Title Insurance Company located at 700 S. Flower Street, Suite 920, Los Angeles, California 90017 (the "Title Company").

   4. Buyer's Review. Buyer shall have until 5 o'clock P.M., Boston time, on December 23, 1996 ("the Review Period") (a) to obtain and review a commitment for title insurance and a survey; (b) to make or have made such reasonable non-destructive inspections as it desires of the Premises, including, without limitation, the interior, exterior, and structure of all improvements, and the condition of soils and subsurfaces; and (c) to review all of Seller's financial records, contracts, and leases relating to the Premises. All such items shall be obtained and reviewed at Buyer's sole cost and expense, except as otherwise expressly provided herein.
   If Buyer has any objection to any of the matters set out in
   (a), (b), or (c) of this section 4, it may either notify Seller in writing of such objection on or before the end of the Review Period ("Notice of Objection"), provided that with such notice Buyer shall provide Seller with copies of all written materials which provide or evidence the basis of any such objection, or notify Seller in writing that this Agreement is terminated ("Notice of Termination"). Any matters not objected to in writing as herein provided shall be deemed waived. Upon the expiration of the Review Period without Notice of Objection or Notice of Termination, as provided herein, or upon Seller's cure of Buyer's objections, as provided in the following paragraph, or upon Buyer's actual or deemed notification to Seller that Buyer will proceed notwithstanding Seller's failure to cure Buyer's objections, as provided in the following paragraph, the Deposit will become nonrefundable, except in the case of Seller's default hereunder.

       If Seller is unwilling or unable to correct to Buyer's satisfaction all defects to which Buyer has objected within 30 days after receipt of Notice of Objection (provided that correction of defects objected to in the title commitment or survey may be accomplished either by removing such defects or by arranging for the title insurance policy to insure over such defects; and provided further that Seller may use the Purchase Price or any portion thereof to cure any such defects which may be cured by instruments recorded on the Date of Closing, or later if arrangements are made which are satisfactory to Buyer and the Title Company), Seller shall, at any time before the end of said 30-day period, so notify Buyer, provided that if Seller fails to give such notice, Seller shall be deemed to have notified Buyer on the 30th day after receipt of Notice of Objection that Seller is unwilling or unable to cure all defects to which Buyer has objected. Buyer shall, within ten days after Seller has given or is deemed to have given said notice, either (i) notify Seller that it shall waive said defect(s) and proceed to closing, as set out in section 3 hereof, or (ii) give Notice of Termination, provided that if Buyer fails to give such notice, Buyer shall be deemed to have notified Seller that it shall waive all defects and proceed to closing. If any new matters come to the attention of the Title Company after the close of the Review Period but prior to the Closing Date which would constitute exceptions on Buyer's title policy, Seller shall promptly notify Buyer of such matters and Buyer shall have five (5) business days in which to determine if such new exceptions are acceptable or objectionable, and if necessary, the Review Period shall be extended only for this purpose until the completion of such five (5) business days.

       Upon receipt of Notice of Termination the Deposit shall be refunded and this Agreement shall become null and void, and neither party shall be liable to the other for damages or otherwise, except as otherwise expressly provided herein.

   5. Condition of Premises. Buyer and Seller agree that, subject to section 5A below, Buyer is acquiring the Premises and any related personal property in their "AS IS" condition, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED. Neither Seller nor any agents, representatives, or employees of Seller have made any representations or warranties, direct or indirect, oral or written, express or implied, to Buyer or any agents, representatives, or employees of Buyer with respect to the condition of the Property, their fitness for any particular purpose, or their compliance with any laws, and Buyer is not aware of and does not rely upon any such representation to any other party. Buyer acknowledges that the Purchase Price might be higher if Buyer were not acquiring the Property in "as is" condition. Buyer acknowledges that it either has had or will have before the Date of Closing the opportunity to make such inspections (or have such inspections made by consultants) as it desires of the Property and all factors relevant to its use, including, without limitation, the interior, exterior, and structure of all improvements, and the condition of soils and subsurfaces (particularly with respect to the presence or absence of hazardous substances).

       After its inspections are completed, Buyer shall restore the Premises and personal property to their condition prior to Buyer's inspections. Buyer agrees to indemnify Seller for all claims or damages arising out of Buyer's inspections, including, without limitation, claims for personal injury or property damage, and including all costs and attorneys' fees. The obligations in this paragraph shall survive the Closing or the termination of this Agreement for any reason, including without limitation pursuant to section 4, 9, or 14 hereof.

       Buyer hereby releases Seller and its agents, representatives, and employees from any and all claims, demands, and causes of action, past, present, and future, that Buyer may have relating to (i) the condition of the Premises and the personal property at any time, before or after the Date of Closing, including, without limitation, the presence of any hazardous substance, or (ii) any other matter pertaining to the Premises or the personal property. This release shall survive the Closing or the termination of this Agreement for any reason. This release shall not apply to (x) any presence or release of hazardous substances which first occurred while Seller owned the Premises, and of which Buyer, after having a phase I environmental site assessment performed on the Premises, has no knowledge, or (y) any administrative or judicial action brought against Buyer, without Buyer's instigation, by an unrelated third party or governmental entity, relating to a condition or event that occurred while Seller owned the Premises, in which action Buyer may file a third party complaint or similar pleading against Seller.

       Seller shall deliver possession to Buyer, subject to the matters set forth in section 7(a)(1) hereof, not later than the Date of Closing, provided that all the terms and conditions of this Agreement have been complied with. Seller until the Date of Closing shall maintain, repair (subject to section 9 hereof), manage, and operate the Premises in a businesslike manner in accordance with Seller's prior practices; shall comply with its contractual obligations as owner of the Premises; shall maintain the types and amounts of insurance that are in force on the date of execution hereof; and shall not dissipate the Premises or remove any material property therefrom, except in the ordinary course of business.

         Between the date hereof and the Date of Closing, Seller will not execute any new Leases or materially amend, terminate (except upon a default by the tenant thereunder) or accept the surrender of any existing tenancies or approve any subleases without the prior consent of Buyer; provided however that Seller is authorized to accept the termination of Leases at the end of their existing terms and to expand, extend or renew any Leases pursuant to expansion, extension or renewal options contained therein. With respect to all new Leases executed after the Review Period expires which Buyer has approved pursuant to this section 5, which new Leases require the construction of tenant improvements after the date hereof and/or the payment of leasing or brokerage commission(s) by landlord, including without limitation brokerage commissions upon the exercise by the tenant thereunder of an expansion, extension or renewal option contained in such tenant's lease, Buyer shall: (a) pay, and/or reimburse Seller at Closing for the paid portion of, the cost of such improvements and such leasing or brokerage commission(s) and any other costs associated with such Lease; and
   (b) assume all of Seller's obligations as landlord thereunder with respect to the payment of tenant improvements and brokerage commissions after Closing. The failure of Buyer to notify Seller of Buyer's consent or disapproval, within forty-eight (48) hours after written request by Seller for such consent, to any Lease or lease amendment submitted by Seller to Buyer after the expiration of the Review Period shall be deemed to constitute Buyer's disapproval.


   5A. Representations and Warranties. (a) Seller represents and warrants to Buyer as follows:

   (1) Seller is an insurance company, duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts and the State in which the Premises are located.

   (2) Seller has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby. This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Seller and constitutes the Seller's legal, valid, and binding obligation enforceable against Seller in accordance with its terms. The consummation by Seller of the sale of the Premises is not in violation of or in conflict with, nor does it constitute a default under any term or provision of, the organizational documents of Seller, or any of the terms of any agreement or instrument to which Seller is a party, or by which Seller is bound, or any provision of any applicable law, ordinance, rule, or regulation of any governmental authority or any provision of any applicable order, judgment, or decree of any court, arbitrator, or governmental authority.

   (3) Except as listed on Exhibit E hereto, to the best of Seller's knowledge, Seller has not received, with respect to the Premises, any notices from (i) any governmental agency of any violations of building codes and/or zoning ordinances or other governmental laws, regulations, or orders, (ii) any governmental agency of any pending or threatened condemnation proceedings, or (iii) any party of pending or threatened litigation affecting the Premises in any way.

   (4) To the best of Seller's knowledge, the list attached hereto as Exhibit B is a true and complete list of all tenants and their security deposits at the Premises, the leases to be provided by Seller to Buyer during the Review Period are true and complete copies of all existing leases for space at the Premises, and Seller has paid all leasing commissions incurred by Seller as owner of the Premises.

   (5) To the best of Seller's knowledge, the list attached hereto as Exhibit C is a true and complete list of all service and management contracts affecting the Premises, and the contracts to be provided by Seller to Buyer during the Review Period are true and complete copies of all existing service and management contracts for the Premises.

   (6) To the best of Seller's knowledge, Seller has received no notice of the presence of any hazardous substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 USC 9601(14), pollutants or contaminants, as defined in CERCLA, 42 USC 9601(33), or hazardous waste, as defined by the Resource Conservation and Recovery Act ("RCRA"), 42 USC 6903(5), or other similar applicable federal or state laws and regulations, including, but not limited to, asbestos and PCB's, at the Premises, except as set forth in the report prepared by Ralph Stone & Co., and dated June 7, 1994, and except for minor amounts of substances customarily used in the maintenance of properties similar to the Premises and maintained in accordance with applicable laws.

       (b)  Buyer represents and warrants to Seller as follows:

   (1) Buyer is a limited partnership, duly organized, validly existing, and in good standing under the laws of Maryland and the State in which the Premises are located.

   (2) Buyer has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby. This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Buyer and constitutes its legal, valid, and binding obligation enforceable against it in accordance with its terms, and the consummation and performance by Buyer of the transactions contemplated herein will not result in a violation of or be in conflict with or constitute a default under any term or provision of the organizational documents of Buyer, or any of the terms of provisions of any agreement or instrument to which it is a party, or by which it is bound, or of any term of any applicable law, ordinance, rule or regulation of any governmental authority or of any term of any applicable order, judgment, or decree of any court, arbitrator, or governmental authority.

       (c) The above-stated representations and warranties will survive the Closing for a period of one year, before the expiration of which the party claiming a breach must have filed an action in a court of competent jurisdiction, and any representation and warranty not specified in such action shall expire. Buyer acknowledges that Seller has maintained no employees at the Premises and that the Premises have during Seller's ownership thereof always been managed by a third-party manager, and that Seller has relied upon such manager for knowledge and notice. The words "to the best of Seller's knowledge" in this section 5A mean to the actual knowledge of John Garrison and Kelly Loring, the two employees of Seller who are most familiar with the Premises and who have had the most contact with the management company.

       (d) Indemnification. Seller shall indemnify Buyer against and hold Buyer harmless from any and all loss, cost, damage, claim, liability or expense, including court costs and reasonable attorneys' fees, for third party claims relating to the Premises and arising out of or in connection with any act or omission of Seller prior to closing (including any personal injury or property damage of any kind whatsoever, including death, to property or persons including employees and agents of Seller), unless caused by Buyer. Buyer shall indemnify Seller against and hold Seller harmless from any and all loss, cost, damage, claim, liability or expense, including court costs and reasonable attorneys' fees, for third party claims relating to the Premises and arising out of or in connection with any act or omission of Buyer as a result of its investigation of the Premises during the Review Period or subsequent to the Closing (including any personal injury or property damage of any kind whatsoever, including death, to property or persons including employees and agents of Buyer), unless caused by Seller. These covenants shall survive the Closing.

   5B. Conditions Precedent. (a) Conditions Precedent to Buyer's Obligation to Close Escrow. The obligation of Buyer to consummate the transactions contemplated hereby is subject to the following conditions, inserted for Buyer's sole benefit and that may be waived by Buyer only in writing at its sole option. Said conditions are as follows:

       1. Representations and Warranties True at Closing. The representations and warranties of Seller contained in section 5A of this Agreement shall be true on the date of Closing in all material respects as though such representations and warranties were made on and as of such date.

       2. Delivery of Tenant Estoppels. Seller shall have delivered to Buyer estoppel letters (the "Tenant Estoppels") from tenants representing 85% of the leased area and from all tenants leasing more than 3,500 square feet in the Premises in substantially the form of Exhibit D attached hereto and forming a part hereof, consistent in all material respects with the information to be provided by Seller hereunder and certifying, inter alia, to the effect that there are no defaults by landlord under the lease known to tenant thereunder; that such lease is unmodified, except as may be set forth therein, and in full force and effect; that there are no defenses or offsets against the landlord known to tenant thereunder; and that rental is current and has not been paid more than one month in advance.

       (b) Conditions Precedent to Seller's Obligation to Close Escrow. The obligation of Seller to consummate the transactions contemplated hereby is subject to the following conditions, inserted for Seller's sole benefit and that may be waived by Seller only in writing at its sole option. Said conditions are as follows:

       1. Representations and Warranties True at Closing. The representations and warranties of Buyer contained in section 5A of this Agreement shall be true on the date of Closing in all material respects as though such representations and warranties were made on and as of such date.

       2. Delivery of Purchase Price and Documents. Buyer shall have delivered all funds and documents to the Title Company required by it hereunder to enable it to close pursuant to the terms of this Agreement.


   6. Adjustments and Prorations. All taxes, including, without limitation, real estate taxes and personal property taxes, collected rents, charges for utilities, including water, sewer, and fuel oil, and for utility services, maintenance services, maintenance and service contracts, all operating costs and expenses, and all other income, costs, and charges of every kind which in any manner relate to the operation of the Premises (but not including insurance premiums) shall be prorated to the Date of Closing, except that if Seller does not receive the Purchase Price (by receipt of wired funds or by receipt in hand of an official bank cashier's check) by 1 o'clock P.M., Boston time on the Date of Closing, all prorations shall be made as of the following business day. Rents shall be prorated on an as-collected basis, with first rents collected after the Date of Closing credited toward current rent, if owed, and the balance to delinquencies. The Buyer shall receive credit for any post-closing unamortized rental concessions granted by Seller prior to the date of this Agreement. Buyer shall use reasonable efforts to assist the Seller in collecting delinquent rent, but shall not be required to file an action for the delinquency. Buyer shall receive a credit for all security deposits set forth on Exhibit B. If the amount of said taxes, assessments, or rents is not known on the Date of Closing, they shall be apportioned on the basis of the amounts for the preceding year, with a reapportionment as soon as the new amounts can be ascertained. If such taxes and assessments shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless otherwise agreed. Buyer shall be responsible for the payment of any assessments or notice of assessments made after the date of execution hereof for any public improvement, provided Buyer takes title hereunder. Any deposits on utilities paid by Seller shall be returned to Seller. The foregoing provisions of this section shall not apply to any taxes, assessments, or other payments which are directly payable by tenants under their leases or reimbursable by such tenants to the owner of the Premises, as landlord, under their leases.
   On the Date of Closing, Seller shall deliver to Buyer all inventories of supplies on hand at the Premises owned by Seller, if any, at no additional cost to Buyer.


   7. Closing Documents. (a) Seller's Deliveries. Conditioned upon performance by Buyer hereunder, Seller shall execute and deliver to Buyer at the Closing the following documents
   ("Seller's Closing Documents"):

     (1) Deed. A grant deed conveying marketable title to the Premises subject to the following:

        (A) All easements, conditions, restrictions, and reservations of record set forth on the Schedule B of a pro forma title policy from the Title Company, including all private and public rights in highways and rights-of-way;

        (B) All building and zoning laws, ordinances, and State and Federal regulations;

        (C) Encroachments and all other matters that an accurate survey might show, provided that the same do not unreasonably interfere with the use of the Premises as an office building;


        (D)  Rights of tenants in possession as tenants only; and

        (E) Real estate taxes and all installments of special assessments or levies not yet due and payable on the Date of Closing.

     (2) Bill of Sale. A bill of sale, assigning and transferring to Buyer all of the right, title, and interest of Seller in and to all tangible personal property, if any, owned by Seller and located upon the Premises.

     (3) Assignment of Leases. An assignment of leases, tenancies, and security deposits, which will include an indemnification by Seller of Buyer for all landlord obligations accruing prior to the Date of Closing.

     (4) Assignment of Service Contracts. An assignment of maintenance and service contracts, which will include an indemnification by Seller of Buyer for all owner obligations accruing prior to the Date of Closing.

     (5) Non-Foreign Certificate. A certification that Seller is not a non-resident alien (a foreign corporation, partnership, trust, or estate as defined in the Internal
   Revenue Code and Treasury Regulations promulgated thereunder).

     (b)  Buyer's Deliveries.  Conditioned upon performance by
   Seller hereunder, Buyer shall execute and deliver to Seller at the Closing the following documents:

     (1) Assumption of Leases. An assumption of leases, tenancies, and security deposits, which will include an indemnification by Buyer of Seller for all landlord obligations accruing on or after the Date of Closing.

     (2) Assumption of Service Contracts. An assumption of maintenance and service contracts, which will include an indemnification by Buyer of Seller for all owner obligations accruing on or after the Date of Closing.

       (c) Other Closing Documents and Deliveries. Each party shall deliver to the other party or the Title Company such duly executed and acknowledged or verified certificates, affidavits, and other usual closing documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by the appropriate corporate, partnership, or other representatives acting for it, as counsel for the other party or the Title Company may reasonably request. Seller shall cause tenant notices to be sent out at Closing. Seller shall deliver keys and personal property located on the Premises and used in the operation of the Premises at the Closing.

   8. Costs. Buyer and Seller shall each pay one-half of the escrow fee, while Seller shall pay the documentary transfer tax (city and county) and the CLTA portion of the title premium, plus the cost of any specific endorsements Seller agrees to obtain to cure specific title objections of the Buyer. Buyer shall pay the balance of the title premium charges and the cost of recording the deed and other transfer documents. Buyer shall pay its attorneys' fees, and the fees and costs of any other professionals or consultants. Seller shall pay its attorneys' fees, if any, incurred by Seller in connection with this transaction, and the Broker's commission, but only if, as, and when the transaction contemplated hereby is fully consummated and the deed is recorded and the full consideration therefor has been received by Seller.

   9. Casualty or Condemnation. In the event that prior to the Date of Closing either the improvements on the Premises are damaged or destroyed, in whole or in part, by fire or other cause, or any portion of the Premises becomes the subject of a condemnation proceeding by a public or quasi-public authority having the power of eminent domain, then either (a) the parties shall proceed with the transaction contemplated herein, in which event Buyer shall be entitled to receive any insurance proceeds or condemnation awards, or (b) in the event such damage, destruction, or condemnation involves, in the reasonable estimation of Seller, a loss in an amount in excess of ten per cent (10%) of the Purchase Price, or loss of all or a material portion of access to the Premises, either party, at its option, may terminate this Agreement by notice to the other within ten (10) days of Buyer's receipt of Seller's notice of such damage or proceeding, in which case the Deposit shall be refunded, and thereafter neither party shall have any further obligation or liability to the other by virtue of this Agreement, except as otherwise expressly provided herein.

   10. Insurance. Seller shall not be obligated to assign to Buyer any fire, hazard, or liability insurance policies which it holds respecting the Premises, and Seller shall have the right to any and all refunds or rebates resulting from the termination of such policies.

   11. Broker's Commission. Buyer and Seller each hereby warrants and represents to the other that it has dealt with no broker or finder in connection with this transaction except Cushman and Wakefield and Westmac ("the Broker"), and that it is not affiliated with the Broker in any way. Buyer and Seller each hereby agrees to indemnify and hold the other harmless from and against any and all claims for brokerage or finder's fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with the indemnifying party in connection with this Agreement or the consummation of the transaction contemplated hereby. The obligations in this section shall survive the Closing or the termination of this Agreement for any reason, including without limitation pursuant to section 4, 9, or 14 hereof.

   12. Seller's Performance. The acceptance of Seller's Closing Documents by Buyer shall be deemed to be a full performance and discharge of every agreement and obligation of Seller herein contained and expressed, except such as are, by the terms hereof, to be performed after the delivery of said instruments.

   13. Recording Prohibited. This Agreement shall not be recorded with Los Angeles County Records or in any other office or place of public record. If Buyer shall record this Agreement or cause or permit the same to be recorded, Seller may, at its option, elect to treat such act as a default by Buyer under this Agreement.

   14. Remedies. If Seller defaults under this Agreement, Buyer's sole remedy, at law or in equity, shall be one of either (a) the return of the Deposit to Buyer, whereupon the obligations of Seller under this Agreement shall terminate; or
   (b) the right to obtain specific performance of Seller's obligation to convey the Premises pursuant to this Agreement, provided that in no event shall Seller be obliged to cure defects objected to by Buyer pursuant to section 4 hereof. In no event shall any officer, director, employee, agent, or representative of Seller have any personal liability in connection with this Agreement or transaction.

    BUYER ACKNOWLEDGES THAT IF IT FAILS TO PURCHASE THE PREMISES AS THE RESULT OF BUYER'S DEFAULT UNDER THIS AGREEMENT SELLER SHOULD BE ENTITLED TO COMPENSATION FOR THE DETRIMENT RESULTING THEREFROM, AND THEREFORE THE PARTIES AGREE AS FOLLOWS: IF BUYER SHALL DEFAULT IN ITS OBLIGATIONS TO PURCHASE THE PREMISES, SELLER SHALL BE ENTITLED TO RETAIN AS AND FOR ITS OWN PROPERTY, AS LIQUIDATED DAMAGES AND NOT AS A PENALTY, AN AMOUNT EQUAL TO THE DEPOSIT, TOGETHER WITH ANY AND ALL EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) THAT SELLER MAY INCUR IN COLLECTING SUCH LIQUIDATED DAMAGES. BOTH PARTIES ACKNOWLEDGE AND AGREE THAT SAID AMOUNT IS PRESENTLY A REASONABLE SUM CONSIDERING ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE RELATIONSHIP OF THE SUM TO THE RANGE OF HARM TO SELLER THAT REASONABLY COULD BE ANTICIPATED AND THE ANTICIPATION THAT PROOF OF ACTUAL DAMAGES WOULD BE COSTLY OR INCONVENIENT. IN PLACING THEIR INITIALS AT THE PLACES PROVIDED,


    SELLER /s/ JMG               BUYER /s/ VJC

    EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE. BOTH PARTIES AGREE THAT THIS SUM STATED AS LIQUIDATED DAMAGES SHALL BE IN LIEU OF ANY OTHER RELIEF TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED BY VIRTUE OF THIS AGREEMENT OR OPERATION OF LAW.

       Nothing in this section 14 shall limit the express provisions of this Agreement obligating one party hereto to indemnify the other or to restore the Premises, including without limitation sections 5 and 11 hereof.

   15. Assignment. This Agreement may not be assigned by Buyer without the express written consent of Seller, which consent Seller may in its sole discretion withhold, except that Buyer may, without Seller's consent, assign this Agreement to a limited partnership of which Buyer (or a principal of Buyer) or any parent or any wholly owned subsidiary of Buyer are the sole general partners. No such assignment shall operate to relieve Buyer from any obligation hereunder.

   16. Waiver. No waiver of any breach of any agreement or provision contained herein shall be deemed a waiver of any preceding or succeeding breach of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.

   17. Time. It is agreed that time is of the essence of this Agreement.

   18. Governing Law. This Agreement shall be construed under the laws of the state in which the Premises are located.

   19. Notices. All notices required or permitted to be given hereunder shall be in writing and sent by overnight delivery service (such as Federal Express), in which case notice shall be deemed given on the day after the date sent, or by personal delivery, in which case notice shall be deemed given on the date received, or by certified mail, in which case notice shall be deemed given three (3) days after the date sent, or by fax (with copy by overnight delivery service), in which case notice shall be deemed given on the date sent, to the appropriate address indicated below or at such other place or places as either Buyer or Seller may, from time to time, respectively, designate in a written notice given to the other in the manner described above.


        To Seller:     c/o The Real Estate Investment Group
                       John Hancock Place, P.O. Box 111
                       Boston, MA  02117
                       Re: File No. ______________
                       Attention:  John Garrison, Investment Officer
                       Fax No.:  (617) 572-3860 or 3866


          With Copy To:John Hancock Mutual Life
                       Insurance Company
                       Law Department (T-50)
                       John Hancock Place, P.O. Box 111
                       Boston, MA 02117
                       Re: File No. ______________
                       Attention:  Roslyn Poznansky, Esq.
                       Fax No.:  (617) 572-9268 or 9269


To Buyer:              Arden Realty Limited Partnership
                       9100 Wilshire Boulevard
                       Beverly Hills,  CA  90212
                       Attention:  Ms. Brig Troy
                       Fax No.:  (310) 246-2941

         With Copy To:Kenneth R. Blumer, Esq.
                      Troy & Gould
                      1801 Century Park East, 16th Floor
                      Los Angeles, CA  90067-2367
                      Fax No.:  (310) 201-4746


   20. Confidentiality. Buyer shall not disclose the financial and economic terms and conditions of the transaction contemplated herein except as may be necessary in the ordinary course of its business. All press releases or other dissemination of information to the media, or responses to requests from the media, for information relating to the transaction contemplated herein shall be subject to the prior written approval of Seller; provided that, following the Closing, Seller's approval shall not be unreasonably withheld or delayed. The obligations in this section shall survive the Closing or termination of this Agreement for any reason.

   21. Entire Agreement. This instrument, executed in duplicate, sets forth the entire agreement between the parties and may not be canceled, modified, or amended except by a written instrument executed by both Seller and Buyer.

                    [Page Intentionally Ends Here]


IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.

                  SELLER:     JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
                              By: /s/ John M. Garrison
                              Name: John M. Garrison
                              Title: Investment Officer

                  BUYER: ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership
                              By:  ARDEN REALTY GROUP, INC.,
                                   a Maryland corporation,
                                   its sole general partner

                              By: /s/ Victor J. Coleman
                              Name: Victor J. Coleman
                              Title:  President and COO

The Company hereby agrees to furnish supplementally the omitted exhibits and schedules to the Commission upon request.